AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                             FRANKLIN ADVISERS, INC.

      This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and FRANKLIN ADVISERS, INC., a California corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 1, 2006 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide sub-investment advisory services to a certain investment portfolio of the JNL Series Trust ("Trust"), and to other investment portfolio(s) as agreed to thereafter via Amendment(s) to the Agreement.

      WHEREAS,  pursuant  to the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

      WHEREAS, the Adviser and the Sub-Adviser have agreed to revise the sub-advisory fees for the JNL/Franklin Templeton Income Fund as set forth on Schedule B, and, in connection with said revisions, Schedule B to the Agreement must be amended.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 10, 2012, attached hereto.

IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of September 25, 2012, effective as of September 10, 2012.

JACKSON NATIONAL ASSET MANAGEMENT, LLC    FRANKLIN ADVISERS, INC.

By:      /s/ Mark D. Nerud                By: /s/ Edward B. Jamieson
    ----------------------------------        ---------------------------------------

Name: Mark D. Nerud                       Name: Edward B. Jamieson
      --------------------------------          ------------------

Title: President and CEO                  Title: President & Chief Investment Officer
       -------------------------------           ------------------------------------

                                   SCHEDULE B
                               SEPTEMBER 10, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                       JNL/FRANKLIN TEMPLETON INCOME FUND
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$0 to $50 Million                                                     0.625%
--------------------------------------------------------------------------------
$50 Million to $200 Million                                           0.465%
--------------------------------------------------------------------------------
$200 Million to $500 Million                                          0.375%
--------------------------------------------------------------------------------
Amounts over $500 Million                                             0.350%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               JNL/FRANKLIN TEMPLETON GLOBAL MULTISECTOR BOND FUND
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
$0 to $100 Million                                                     0.45%
--------------------------------------------------------------------------------
$100 Million to $250 Million                                           0.40%
--------------------------------------------------------------------------------
$250 Million to $500 Million                                           0.38%
--------------------------------------------------------------------------------
$500 Million to $750 Million                                           0.37%
--------------------------------------------------------------------------------
Amounts over $750 Million                                              0.36%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       B-1